Exhibit 99.1

Jarden Corporation
Rachel Wilson
914-967-9400

Investor Relations: Allison Malkin
ICR, Inc.
203-682-8225

Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS THIRD QUARTER RESULTS

Record Third Quarter Net Sales of $2.1 Billion

Third Quarter Organic Net Sales Growth of 6.4%

Record Operating Earnings of $230 Million

Record Third Quarter Segment Earnings of $308 Million and Margin of 14.4%

Miami, FL, October 23, 2014—Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2014.

For the three months ended September 30, 2014:

•	Organic net sales grew 6.4% or $115 million;

•	Reported net sales grew 19.0% or $341 million to $2.14 billion, compared to $1.8 billion for the same period in 2013;

•	Reported gross margin was 31.4% compared to 29.1% for the same period in 2013;

•	Net income was $108.6 million, compared to $94.9 million for the same period in 2013;

•	Earnings per share was $0.87 per diluted share, compared to $0.85 per diluted share for the same period in 2013;

•	Adjusted gross margin was 32.3% compared to 29.5% for the same period in 2013;

•	Adjusted net income was $147.0 million, compared to $117.1 million for the same period in 2013; and

•	Adjusted diluted earnings per share was $1.17 per diluted share, compared to $1.04 per diluted share for the same period in 2013.

For the nine months ended September 30, 2014:

•	Organic net sales grew 3.5% or $177 million;

•	Reported net sales grew 13.8% or $709 million to $5.85 billion, compared to $5.14 billion for the same period in 2013;

•	Reported gross margin was 30.6% compared to 28.8% for the same period in 2013;

•	Net income was $164.4 million, compared to net income of $166.9 million for the same period in 2013;

•	Earnings per share was $1.30 per diluted share, compared to $1.51 per diluted share for the same period in 2013;

•	Adjusted gross margin was 31.2% compared to 29.1% for the same period in 2013;

•	Adjusted net income was $285.5 million, compared to 245.9 million for the same period in 2013; and

•	Adjusted diluted earnings per share was $2.26 per diluted share, compared to $2.22 per diluted share for the same period in 2013.

“We delivered strong results for the third quarter driven by continued, well-balanced momentum across our business,” stated Martin E. Franklin, Executive Chairman. “Our organic sales growth of 6.4% for the third quarter brings our year to date organic sales up to 3.5% for the nine months ended September 30th. Organic growth was delivered in each of our business segments, reflecting the strength of our brands and product offerings, which continue to provide compelling value propositions to our customers.”

James E. Lillie, Chief Executive Officer commented, “This quarter marks the first third quarter in our history in which our revenues have exceeded the two billion dollar mark. We are tracking towards our goal of increasing our adjusted segment earnings margin as we achieved both record third quarter segment earnings as well as operating earnings on both GAAP and adjusted basis. This performance has also resulted in the achievement of our highest third quarter cash flow from operations of $125 million and third quarter adjusted diluted earnings of $1.17 per share. This quarter’s performance is indicative of our focus on achieving consistent, long-term, profitable growth.”

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, October 23, 2014, to further discuss its third quarter results. To listen to the call by telephone, please dial 888-427-9411 (domestic) or 719-457-2628 (international) and provide passcode: 3191391. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 3191391 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, NUK®, Pine Mountain®, ProPak®, Quickie®, Spontex®, Tigex® and Yankee Candle®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Madshus®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Ride®, Sevylor®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl®, Worth® and Zoot®. Headquartered in Florida, Jarden ranks #356 on the Fortune 500 and has over 30,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Three months ended
	September 30, 2014			September 30, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)
Net sales	$2,142.2	$—	$2,142.2	$1,800.8	$—	$1,800.8

Cost of sales	1,468.9	(18.3)	1,450.6	1,277.6	(8.5)	1,269.1

Gross profit	673.3	18.3	691.6	523.2	8.5	531.7
Selling, general and administrative expenses	442.7	(18.7)	424.0	325.9	(11.6)	314.3
Restructuring costs, net	0.5	(0.5)	—	3.0	(3.0)	—

Operating earnings	230.1	37.5	267.6	194.3	23.1	217.4
Interest expense, net	52.7	(9.4)	43.3	47.5	(4.9)	42.6

Income before taxes	177.4	46.9	224.3	146.8	28.0	174.8
Income tax provision	68.8	8.5	77.3	51.9	5.8	57.7

Net income	$108.6	$38.4	$147.0	$94.9	$22.2	$117.1

Earnings per share:
Basic	$0.88		$1.19	$0.85		$1.05
Diluted	$0.87		$1.17	$0.85		$1.04

Weighted average shares outstanding:
Basic	122.9		122.9	111.5		111.5
Diluted	125.1		125.1	112.0		112.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Nine months ended
	September 30, 2014			September 30, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)
Net sales	$5,849.1	$—	$5,849.1	$5,140.3	$—	$5,140.3

Cost of sales	4,059.4	(35.7)	4,023.7	3,660.1	(13.5)	3,646.6

Gross profit	1,789.7	35.7	1,825.4	1,480.2	13.5	1,493.7
Selling, general and administrative expenses	1,303.2	(49.0)	1,254.2	1,045.4	(50.8)	994.6
Restructuring costs, net	3.1	(3.1)	—	4.4	(4.4)	—

Operating earnings	483.4	87.8	571.2	430.4	68.7	499.1
Interest expense, net	159.6	(24.2)	135.4	143.3	(11.2)	132.1
Loss on early extinguishment of debt	54.4	(54.4)	—	25.9	(25.9)	—

Income before taxes	269.4	166.4	435.8	261.2	105.8	367.0
Income tax provision	105.0	45.3	150.3	94.3	26.8	121.1

Net income	$164.4	$121.1	$285.5	$166.9	$79.0	$245.9

Earnings per share:
Basic	$1.33		$2.31	$1.52		$2.23
Diluted	$1.30		$2.26	$1.51		$2.22

Weighted average shares outstanding:
Basic	123.7		123.7	110.1		110.1
Diluted	126.3		126.3	110.7		110.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2014	September 30, 2013	December 31, 2013
Assets:
Cash and cash equivalents	$706.3	$1,560.3	$1,128.5
Accounts receivable, net	1,378.4	1,240.5	1,196.1
Inventories	1,787.5	1,599.9	1,411.9
Deferred taxes on income	227.9	179.7	185.7
Prepaid expenses and other current assets	168.8	147.2	161.3

Total current assets	4,268.9	4,727.6	4,083.5

Property, plant and equipment, net	846.5	669.7	852.6
Goodwill	2,904.0	1,822.5	2,620.3
Intangible assets, net	2,635.8	1,246.1	2,393.0
Other assets	167.8	156.6	146.7

Total assets	$10,823.0	$8,622.5	$10,096.1

Liabilities and stockholders’ equity:
Short-term debt and current portion of long-term debt	$832.5	$524.3	$655.1
Accounts payable	774.4	664.5	664.2
Accrued salaries, wages and employee benefits	210.3	186.2	192.6
Other current liabilities	466.4	434.3	527.5

Total current liabilities	2,283.6	1,809.3	2,039.4

Long-term debt	4,263.7	3,379.8	4,087.3
Deferred taxes on income	1,237.3	593.3	1,065.3
Other non-current liabilities	431.3	366.7	354.4

Total liabilities	8,215.9	6,149.1	7,546.4

Total stockholders’ equity	2,607.1	2,473.4	2,549.7

Total liabilities and stockholders’ equity	$10,823.0	$8,622.5	$10,096.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Cash flows from operating activities:
Net income	$108.6	$94.9	$164.4	$166.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	48.1	39.6	140.8	115.8
Venezuela devaluation-related charges	—	—	—	27.4
Stock-based compensation	(0.3)	5.4	40.7	49.9
Excess tax benefits from stock-based compensation	(0.3)	(8.0)	(35.2)	(11.4)
Other non-cash items	13.9	7.6	9.0	19.0
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(138.2)	(44.9)	(165.6)	(112.8)
Inventory	(94.8)	(51.6)	(331.6)	(286.9)
Accounts payable	53.3	(18.2)	111.6	53.3
Other current assets and liabilities	134.2	79.8	16.0	42.0

Net cash provided by (used in) operating activities	124.5	104.6	(49.9)	63.2

Cash flows from financing activities:
Net change in short-term debt	18.7	(11.8)	52.7	(11.3)
Proceeds from issuance of long-term debt	413.2	6.2	1,104.8	527.1
Payments on long-term debt	(38.6)	(28.1)	(589.6)	(376.0)
Issuance/(repurchase) of common stock, net	0.3	733.1	(269.5)	469.7
Excess tax benefits from stock-based compensation	0.3	8.0	35.2	11.4
Debt issue costs	(1.5)	(0.8)	(18.1)	(12.4)
Other	—	—	(8.2)	(4.4)

Net cash provided by financing activities	392.4	706.6	307.3	604.1

Cash flows from investing activities:
Additions to property, plant and equipment	(49.9)	(42.1)	(149.2)	(115.6)
Acquisition of businesses, net of cash acquired	(409.3)	(12.7)	(517.7)	(12.7)
Other	(1.3)	8.0	3.5	7.8

Net cash used in investing activities	(460.5)	(46.8)	(663.4)	(120.5)

Effect of exchange rate changes on cash and cash equivalents	(15.4)	7.6	(16.2)	(20.6)

Net increase (decrease) in cash and cash equivalents	41.0	772.0	(422.2)	526.2
Cash and cash equivalents at beginning of period	665.3	788.3	1,128.5	1,034.1

Cash and cash equivalents at end of period	$706.3	$1,560.3	$706.3	$1,560.3

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2014
Net sales	$768.0	$612.4	$679.1	$104.9	$(22.2)	$2,142.2	$—	$2,142.2

Segment earnings (loss)	$135.1	$98.1	$87.7	$11.8	$—	$332.7	$(24.3)	$308.4

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(1.5)	(10.8)	—	—	—	(12.3)	—	(12.3)
Restructuring costs, net	—	(0.5)	—	—	—	(0.5)	—	(0.5)
Acquisition-related and other costs	(2.7)	(0.1)	(7.1)	—	—	(9.9)	(4.2)	(14.1)
Foreign exchange-related charges (b)	—	—	—	—	—	—	(3.3)	(3.3)
Depreciation and amortization	(21.9)	(8.0)	(14.2)	(2.7)	—	(46.8)	(1.3)	(48.1)

Operating earnings (loss)	$109.0	$78.7	$66.4	$9.1	$—	$263.2	$(33.1)	$230.1

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2013
Net sales	$511.1	$537.4	$670.6	$102.4	$(20.7)	$1,800.8	$—	$1,800.8

Segment earnings (loss)	$88.4	$81.2	$89.7	$11.5	$—	$270.8	$(21.2)	$249.6

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	—	—	(5.9)	—	—	(5.9)	—	(5.9)
Restructuring costs, net	—	(1.6)	(1.4)	—	—	(3.0)	—	(3.0)
Acquisition-related and other costs	(0.9)	—	(0.8)	—	—	(1.7)	(5.1)	(6.8)
Depreciation and amortization	(12.6)	(8.4)	(14.7)	(2.8)	—	(38.5)	(1.1)	(39.6)

Operating earnings (loss)	$74.9	$71.2	$66.9	$8.7	$—	$221.7	$(27.4)	$194.3

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Foreign exchange losses on Venezuela cash conversion in 2014.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2014
Net sales	$2,074.2	$1,402.0	$2,118.1	$319.0	$(64.2)	$5,849.1	$—	$5,849.1

Segment earnings (loss)	$315.6	$189.9	$243.2	$42.4	$—	$791.1	$(97.9)	$693.2

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(1.5)	(12.1)	—	—	—	(13.6)	—	(13.6)
Restructuring costs, net	—	(1.5)	(1.6)	—	—	(3.1)	—	(3.1)
Acquisition-related and other costs	(9.1)	(4.1)	(17.5)	—	—	(30.7)	(4.7)	(35.4)
Foreign exchange-related charges (b)	—	—	—	—	—	—	(16.9)	(16.9)
Depreciation and amortization	(63.8)	(22.4)	(42.3)	(8.3)	—	(136.8)	(4.0)	(140.8)

Operating earnings (loss)	$241.2	$149.8	$181.8	$34.1	$—	$606.9	$(123.5)	$483.4

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2013
Net sales	$1,443.1	$1,343.2	$2,106.6	$307.2	$(59.8)	$5,140.3	$—	$5,140.3

Segment earnings (loss)	$222.4	$188.0	$249.7	$43.1	$—	$703.2	$(105.9)	$597.3

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(3.5)	—	(7.4)	—	—	(10.9)	—	(10.9)
Restructuring costs, net	—	(3.0)	(1.4)	—	—	(4.4)	—	(4.4)
Acquisition-related and other costs	(0.9)	—	(0.8)	—	—	(1.7)	(5.1)	(6.8)
Foreign exchange-related charges (b)	—	—	—	—	—	—	(29.0)	(29.0)
Depreciation and amortization	(38.5)	(23.7)	(42.1)	(8.4)	—	(112.7)	(3.1)	(115.8)

Operating earnings (loss)	$179.5	$161.3	$198.0	$34.7	$—	$573.5	$(143.1)	$430.4

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Foreign exchange losses on Venezuela cash conversion in 2014 and Venezuela devaluation-related charges in 2013.

JARDEN CORPORATION

NOTES TO EARNINGS RELEASE

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2014 and 2013. For the three months ended September 30, 2014, adjustments to net income included $12.3 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with acquisitions; $0.5 million of restructuring costs primarily associated with international operations; $14.1 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs; $3.3 million of Venezuela foreign exchange losses on cash conversion; $7.3 million of amortization of acquired intangible assets; and $9.4 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the three months ended September 30, 2014 is the tax provision adjustment of $8.5 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 34.5% effective tax rate.

For the three months ended September 30, 2013, adjustments to net income included $5.9 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with a tuck-in acquisition; $3.0 million of restructuring costs associated with international operations; $2.2 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $6.8 million of acquisition-related and other costs primarily associated with acquisition transaction costs; $5.2 million of amortization of acquired intangible assets; and $4.9 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the three months ended September 30, 2013 is the tax provision adjustment of $5.8 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the nine months ended September 30, 2014, adjustments to net income included $13.6 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with acquisitions; $3.1 million of restructuring costs primarily associated with international operations; $35.4 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs; $16.9 million of Venezuela foreign exchange losses on cash conversion; $18.8 million of amortization of acquired intangible assets; $24.2 million of non-cash original issue discount amortization on convertible notes; and $54.4 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the nine months ended September 30, 2014 is the tax provision adjustment of $45.3 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 34.5% effective tax rate.

For the nine months ended September 30, 2013, adjustments to net income included $10.9 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with tuck-in acquisitions; $4.4 million of restructuring costs associated with international operations; $2.2 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $29.0 million of Venezuela devaluation-related charges primarily attributable to the devaluation of the Venezuelan Bolivar in February 2013; $6.8 million of acquisition-related and other costs primarily associated with acquisition transaction costs; $15.4 million of amortization of acquired intangible assets; $11.2 million of non-cash original issue discount amortization on convertible notes; and $25.9 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the nine months ended September 30, 2013 is the tax provision adjustment of $26.8 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and nine months ended September 30, 2014:

	Three months ended September 30, 2014		Nine months ended September 30, 2014
Reconciliation of Non-GAAP measure

Net sales growth	$341.4	19.0%	$708.8	13.8%
Foreign exchange impacts	8.0	0.4%	36.1	0.7%
(Acquisitions)/exited businesses and other, net	(234.8)	(13.0)%	(567.5)	(11.0)%

Organic net sales growth	$114.6	6.4%	$177.4	3.5%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela hyperinflationary and foreign exchange-related charges, non-cash impairment charges of goodwill, intangibles and other assets, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted selling, general and administrative expenses (SG&A) margin is calculated by dividing adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

# # #